Exhibit 99.1

43rd Annual TD Cowen Health Care Conference March 7, 2023 Managing Complexity. Improving Lives.

Statements in this document that are not strictly historical, including statements regarding future clinical trials and comme rci al launches, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses and any other statements regarding events or developments that the company believes or an tic ipates will or may occur in the future, may be "forward - looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important facto rs that could cause actual events to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any such forward - looking statements. Forward - looking statements 2 There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward - looking statements and you should not place undue reliance on any such forward - looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt's post - emergence financial results to its historical results and the projections filed with the bankruptcy court, changes in Mallinckrodt's business strategy that may be implemented by its board of directors, the listing of Mallinckrodt's ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt's ordinary shares and fluctuations in market price and trading volume, Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended, Mallinckrodt’s repurchases of debt securities, the effects of the emergence from bankruptcy on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the global settlement to resolve all opioid - related claims; the settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence from bankruptcy; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from bankruptcy plan was successfully consummated; the non - dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post - bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third - party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third - party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws Risk and Uncertainties Risks and uncertainties are identified and described in detail in the "Risk Factors" section of Mallinckrodt’s Annual Report on Form 10 - K for the fiscal year ended December 30, 2022. The forward - looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward - looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Non - GAAP Financial Measures This document contains financial measures, including adjusted EBITDA, which are considered "non - GAAP" financial measures under applicable SEC rules and regulations. Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non - restructuring impairment charges; inventory step - up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share - based compensation; fresh - start related expenses; and other items identified by the Company.

Sigurdur (Siggi) Olafsson President and Chief Executive Officer

Rooted With a Deep History of Science & Innovation Focused On the Future

Mallinckrodt Pharmaceuticals



1867 — Leading chemical supplier founded with the purpose of suppling local pharmacists with much needed drugs



1900s — International thought leader in industry, science and technology; skilled at handling and manufacturing complex compounds; drove partnerships with the U.S. government



1940s

1980s — Mallinckrodt Specialty Generics; Acthar GEL (repository corticotropin injection) 80 U/mL

2000s — Evolved through a series of divestitures and strategic investments; utilizing core strengths, focused on complex generic and innovative branded products

INOmax (nitric oxide); amitiza lubiprostone; StrataGraft; Therakos Photopheresis

2022



Terlivaz
terlipressin for injection

- Emerged from Chapter 11
- Appointed New Board and Executive Team
- Received U.S. FDA Approval and Launches Terlivaz® (terlipressin for injection)
- Submitted Next Generation EVOLVE™ [1] to FDA
- Listed on the NYSE American

Who We Are



155+
years of experience



Presence in 20+ countries



> 2,500
employees focused on one goal



Listening for needs,
Delivering solutions.

Notes:
1. Submitted to the FDA for review. Pending 510(k), not available for sale within the United States.

4

Diversified Global Specialty Pharmaceutical Company Operating in Two Segments 5 2022A Product Mix (% of Whole Company) Segment Highlights Highly Profitable & Strong Hospital Presence Stable & Highly Diversified 2022A Net Sales (total company) $1.914 Billion 2022A EBITDA (total company) $675 Million Strategic Focus Stabilize Acthar and INOmax, launch execution, and lifecycle management Producing high - quality generic medicines in complex markets, utilizing domestic footprint Specialty Brands Specialty Generics Acthar 27% INOmax 18% Therakos 12% Amitiza 8% Other 1% Specialty Generics 34% APAP Products 11% Other APIs 6% Opioids 11% Other Generics 6% Specialty Brands 66% (2) (3) Notes: 1. Includes StratGraft, Terlivaz, Ofirmev, and contract manufacturing revenues 2. Includes opioids, ADHD, addiction treatment, international non - promoted brands and other APIs 3. Includes ADHD, addiction treatment, international non - promoted brands and other dosage products (1) API = Active Pharmaceutical Ingredients (4) 4. Refer to the GAAP to Non - GAAP reconciliation in the Supplemental Materials

Focused on Driving Long-Term Shareholder and Stakeholder Value

Long-Term Shareholder Value

Stabilize Key Products	Launch New Products	Return to Growth	Maximize Value
INOmax (nitric oxide) gas, for inhalation; Acthar® GEL (repository corticotropin injection) 80 U/mL	StrataGraft® allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen - dsat; Terlivaz® terlipressin for injection	Therakos Photopheresis	Mallinckrodt Specialty Generics

Pipeline Focused on Lifecycle Management

INOmax[(1)] EVOLVE™



Acthar® Gel Delivery Device[(2)]



StrataGraft®



Therakos Device Enhancements



Specialty Generics >20 ANDAs



Notes:
1. Submitted to the FDA for review. Pending 510(k), not available for sale within the United States.
2. Development complete, awaiting submission to the FDA for review

ANDA = Abbreviated New Drug Application

6

Terlivaz ® is the First FDA - Approved Treatment for HRS with Rapid Reduction in Kidney Function 7 Terlivaz offers an important therapeutic option in an area with significant unmet medical need ▪ Full commercial launch underway, with primary focus on ~260 hospitals treating the majority of HRS patients » Product is available via 5 leading specialty pharmacies » Focused on obtaining formulary inclusions for the appropriate HRS patients ▪ Strong momentum in the early launch process provides optimism for 2023 and beyond » Strong scientific interest in the product, with additional publications and presentations on key clinical topics » Already recommended as a first - line therapy in leading treatment guidelines ▪ Approved in September of 2022, with first sale recorded in October 2022 ▪ Anticipated 7 - year marketing exclusivity ▪ HRS is estimated to affect 30,000 - 40,000 Americans each year » >80% 3 - month mortality if left untreated (1) Notes: 1. HRS = Hepatorenal syndrome

$0 $500 $1,000 $1,500 $2,000 2023 2024 2025 2026 2027 2028+ Year Due Debt and Settlement by Maturity (as of Dec. 30, 2022) Term Loan 1st lien notes 2nd lien notes Settlements (Opioid & Acthar) Strengthen Balance Sheet with a Disciplined Approach to Capital Allocation Explore asset sales to enable further deleveraging Disciplined capital allocation Long - term net debt leverage target of ~ 3.5x 8 Debt ~$3.5B Settlements ~$1.5B Cash ~$410M (1) Term loan balance is equivalent to the principal that will be due after factoring in the normal quarterly amortization pa yme nts (1) (2) Includes interest on Acthar settlement (2) (3) On February 28, 2023, the Company received $112.1 million of cash, plus interest, of the $135.9 million CARES Act income tax refund receivable. The remaining refund is expected to be received during fiscal 2023. (3)

9 Mallinckrodt Full Year 2023 Guidance $ in millions Metric 2023 Guidance Total Company net sales $1,700 to $1,820 Adjusted EBITDA $510 to $560 Notes: 1. Adjusted EBITDA is a Non - GAAP measure; for a full definition please refer to the Non - GAAP financial measures on slide 2 (1) The Company does not provide a reconciliation of forward - looking non - GAAP guidance to the comparable GAAP measures as these item s are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. Please see the "Reconcili ati on of Non - GAAP Financial Guidance" included in this presentation for a reconciliation of GAAP and non - GAAP financial measures for the year to d ate.

Key Strategic Areas of Focus Mallinckrodt Pharmaceuticals: Listening for Needs, Delivering Solutions 10 Deliver Long - Term Value to Stakeholders Operational Execution Capital Allocation Rebuild the Portfolio Compliance & Quality People & Culture

Mallinckrodt, the “M” brand mark, the Mallinckrodt Pharmaceuticals logo and other brands are trademarks of a Mallinckrodt company. © 2023 Mallinckrodt.

12 Appendix Supplemental Materials

13 Reconciliation of Non - GAAP Measures Notes: 1) Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and SG&A, respectively, related to restru ctu ring charges incurred during the period from June 17, 2022, through December 30, 2022 (Successor) and $2.1 million of accelerated depreciation in SG&A related to restructuring charges incurred during the tw elv e months ended December 31, 2021 (Predecessor). 2) Fiscal 2021 (Predecessor) includes a $125.0 million charge related to the opioid - related litigation settlement liability and a $ 34.3 million increase in environmental liabilities 3) Non - GAAP combined fiscal year ended December 30, 2022, represents costs included in SG&A expenses, primarily related to expenses incurred related to severance for the former Chief Executive Officer ("CEO") and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in add ition to professional fees and costs incurred as we explore potential sales of non - core assets to enable further deleveraging post - emergence. 4) Includes $268.7 million and $30.0 million of inventory fair - value step up expense and fresh - start inventory - related expense prim arily related to a change in accounting estimate, respectively, during the period from June 17, 2022, through December 30, 2022 (Successor).